As filed with the Securities and Exchange Commission on September 29, 1998
                                               Registration No. 333-________

=============================================================================

                     SECURITIES AND EXCHANGE COMMISSION
                           WASHINGTON, D.C. 20549
                       -----------------------------


                                  FORM S-8
                           REGISTRATION STATEMENT
                                   UNDER
                         THE SECURITIES ACT OF 1933
                       -----------------------------


                        ASSET INVESTORS CORPORATION
           (Exact name of registrant as specified in its charter)


                 MARYLAND                                 84-1038736
     (State or other jurisdiction of                   (I.R.S. Employer
      incorporation or organization)                  Identification No.)


                         3410 SOUTH GALENA, SUITE 210
                            DENVER, COLORADO 80237
              (Address of principal executive offices)(Zip code)


                         ASSET INVESTORS CORPORATION
                           1998 STOCK INCENTIVE PLAN
                           (Full title of the plan)


                               TERRY CONSIDINE
                      CHAIRMAN OF THE BOARD OF DIRECTORS
                         AND CHIEF EXECUTIVE OFFICER
                    1873 SOUTH BELLAIRE STREET, 17TH FLOOR
                            DENVER, COLORADO 80222
                   (Name and address of agent for service)

                                (303) 759-8600
        (Telephone number, including area code, of agent for service)


                       CALCULATION OF REGISTRATION FEE
==========================================================================================
       Title of Securities        Amount to be    Proposed      Proposed       Amount of
        to be Registered           Registered      Maximum       Maximum     Registration
                                       (1)        Offering      Aggregate         Fee
                                                  Price Per     Offering
                                                    Share         Price
------------------------------------------------------------------------------------------
Common Stock, par value $.01 per  2,336,000      $15.156(2)    $35,404,416(2)  $10,445(2)
share ("Common Stock")
------------------------------------------------------------------------------------------
Common Stock                        650,000      $19.375       $12,593,750     $3,716

Common Stock                         14,000      $15.9375         $223,125        $66

Total                             3,000,000                    $48,221,291     $14,227
==========================================================================================

(1) This Registration Statement also covers such additional number of shares of Common Stock as may become issuable pursuant to the antidilution adjustment provisions of the Asset Investors Corporation 1998 Stock Incentive Plan.

(2) Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457 of the rules and regulations under the Securities Act of 1933, as amended (the "Securities Act"), based on the average of the high and low sale prices for a share of Common Stock on the New York Stock Exchange on September 28, 1998.




                                    PART I

             INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS

            The document(s) containing the information specified in Part I of Form S-8 have been or will be sent or given to employees as specified by Rule 428(b)(1) under the Securities Act.


                                   PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.      INCORPORATION OF DOCUMENTS BY REFERENCE

            The following documents filed with the Securities and Exchange Commission (the "Commission") by the registrant, Asset Investors
Corporation, a Maryland corporation (the "Company"), pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act") (File No. 1-9360), are incorporated herein by reference:

      (i)   Annual Report on Form 10-K for the year ended December 31, 1997;

      (ii) Quarterly Reports on Form 10-Q for the quarterly periods ended March 31, 1998 and June 30, 1998; and

      (iii) Current Reports on Form 8-K dated January 31, 1998, February
            27, 1998 (as amended by Amendment No. 1 on Form 8-K/A filed on
            May 13, 1998), May 29, 1998 (as amended by Amendment No. 1 on
            Form 8-K/A filed on July 29, 1998) and July 16, 1998 (as amended).

            All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such documents.

            Any statement contained herein or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document that is or is deemed to be incorporated by reference herein modifies or supersedes such previous statement. Any statement so modified or superseded shall not be deemed to constitute a part of this Registration Statement, except as so modified or superseded.

ITEM 4.     DESCRIPTION OF SECURITIES

            Not applicable.

ITEM 5.     INTERESTS OF NAMED EXPERTS AND COUNSEL

            Not applicable.

ITEM 6.     INDEMNIFICATION OF DIRECTORS AND OFFICERS

            The Company's Charter limits the liability of the Company's directors and officers to the Company and its stockholders to the fullest extent permitted from time to time by Maryland law. Maryland law presently permits the liability of directors and officers to a corporation or its stockholders for money damages to be limited, except (i) to the extent that it is proved that the director or officer actually received an improper benefit or profit in money, property or services for the amount of the benefit or profit in money, property or services actually received, or (ii) if a judgment or other final adjudication is entered in a proceeding based on a finding that the director's or officer's action, or failure to act, was the result of active and deliberate dishonesty and was material to the cause of action adjudicated in the proceeding. This provision does not limit the ability of the Company or its stockholders to obtain other relief, such as an injunction or rescission.

            The Company's Charter and Bylaws require the Company to indemnify its directors, officers and certain other parties to the fullest extent permitted from time to time by Maryland law. The Maryland General Corporation Law (the "MGCL") permits a corporation to indemnify its directors, officers and certain other parties against judgments, penalties, fines, settlements and reasonable expenses actually incurred by them in connection with any proceeding to which they may be made a party by reason of their service to or at the request of the corporation, unless it is established that (i) the act or omission of the indemnified party was material to the matter giving rise to the proceeding and (x) was committed in bad faith or (y) was the result of active and deliberate dishonesty,
(ii) the indemnified party actually received an improper personal benefit in money, property or services or (iii) in the case of any criminal proceeding, the indemnified party had reasonable cause to believe that the act or omission was unlawful. Indemnification may be made against judgments, penalties, fines, settlements and reasonable expenses actually incurred by the director or officer in connection with the proceeding; provided, however, that if the proceeding is one by or in the right of the corporation, indemnification may not be made with respect to any proceeding in which the director or officer has been adjudged to be liable to the corporation. In addition, a director or officer may not be indemnified with respect to any proceeding charging improper personal benefit to the director or officer in which the director or officer was adjudged to be liable on the basis that personal benefit was improperly received. The termination of any proceeding by conviction, or upon a plea of nolo contendere or its equivalent, or an entry of any order of probation prior to judgment, creates a rebuttable presumption that the director or officer did not meet the requisite standard of conduct required for indemnification to be permitted. It is the position of the Securities and Exchange Commission that indemnification of directors and officers for liabilities arising under the Securities Act is against public policy and is unenforceable pursuant to Section 14 of the Securities Act.

            Section 10(4) of the Asset Investors Corporation 1998 Stock Incentive Plan (the "Plan") specifically provides that, to the fullest extent permitted by law, each of the members of the Board of Directors of the Company (the "Board"), the Compensation Committee of the Board, and each of the directors, officers and employees of the Company shall be held harmless and indemnified by the Company, to the extent permitted by law with respect to any acts or failures to act, or alleged acts or failures to act, in connection with the administration of the Plan, made in good faith.


ITEM 7.     EXEMPTION FROM REGISTRATION CLAIMED

         Not applicable.

ITEM 8.     EXHIBITS

      4 Form of certificate representing Common Stock of the Registrant (incorporated herein by reference to Exhibit 10.15 to the Annual Report on Form 10-K of the Registrant for the fiscal year ended December 31, 1989, Commission File No. 1-9360, filed on April
            5, 1989)

      5 Opinion of Piper & Marbury L.L.P. regarding the legality of the securities being registered.

      23.1  Consent of Independent Auditors (Ernst & Young LLP).

      23.2 Consent of Piper & Marbury L.L.P. (included in their opinion filed as Exhibit 5).

      24 Power of Attorney (included on the signature page of this registration statement).

ITEM 9.     REQUIRED UNDERTAKINGS

            (a)  The undersigned registrant hereby undertakes:

            (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement;

            (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of
      1933;

            (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high and of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

            (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (1)(i) and (1)(ii) do not apply if the registration statement is on Form S-3, Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

            (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

            (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

            (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or
Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

            (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.


                               POWER OF ATTORNEY

            Each person whose signature appears below constitutes and appoints Terry Considine his true and lawful attorney-in-fact and agent with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

                                  SIGNATURES

            Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Denver, State of Colorado, on the 28th of September, 1998.

                                    ASSET INVESTORS CORPORATION


                                 By: /s/ Terry Considine
                                    -------------------------------
                                    Terry Considine
                                    Chairman of the Board and Chief
                                      Executive Officer

            Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

 SIGNATURE                          TITLE                      DATE
 ---------                          -----                      ----

/s/ Terry Considine        Chairman of the Board, Chief    September 28, 1998
-------------------        Executive Officer and Director
Terry Considine            (Principal executive officer)


/s/ Thomas L. Rhodes       Vice Chairman of the Board      September 28, 1998
--------------------       and Director
Thomas L. Rhodes


/s/ Bruce E. Moore         President, Chief Operating      September 28, 1998
-------------------        Officer and Director
Bruce E. Moore


/s/ David M. Becker        Chief Financial Officer and     September 28, 1998
-------------------        Secretary (Principal financial
David M. Becker            and accounting officer)


/s/ Bruce D. Benson        Director                        September 28, 1998
--------------------
Bruce D. Benson


/s/ Elliot H. Kline        Director                        September 28, 1998
-----------------------
Elliot H. Kline


/s/ Richard L. Robinson    Director                        September 28, 1998
-----------------------
Richard L. Robinson


/s/ Tim Schultz            Director                        September 28, 1998
-----------------------
Tim Schultz


/s/ William J. White       Director                        September 28, 1998
-----------------------
William J. White



                                 EXHIBIT INDEX


Exhibit No.      Description of Exhibit
-----------      ----------------------
4                Form of certificate representing Common
                 Stock of the Registrant (incorporated
                 herein by reference to Exhibit 10.15 to
                 the Annual Report on Form 10-K of the
                 Registrant for the fiscal year ended
                 December 31, 1989, Commission File No.
                 1-9360, filed on April 5, 1989)

5                Opinion of Piper & Marbury L.L.P.
                 regarding the legality of the securities being registered.

23.1             Consent of Independent Auditors

23.2 Consent of Piper & Marbury L.L.P. (included in their opinion filed as Exhibit 5).

24 Power of Attorney (included on the signature page of this registration statement).